Exhibit 10.1
RESTRUCTURING STOCK ISSUANCE AND SUBSCRIPTION AGREEMENT
     This Restructuring Stock Issuance and Subscription Agreement (“Agreement”) is entered into this 20th day of October, 2006 between Advocat Inc., a Delaware corporation (“Advocat”), and Omega Healthcare Investors, Inc., a Maryland corporation (“Omega”).
RECITALS
     A. Advocat and Omega and certain of their affiliates have entered into that certain Settlement and Restructuring Agreement dated November 8, 2000 (the “2000 Agreement”) pursuant to which Advocat and Omega have agreed to restructure their relationship.
     B. Pursuant to the 2000 Agreement, on November 8, 2000, Advocat issued to Omega 393,658 shares of Series B Preferred Stock (the “Series B Preferred Stock”) and delivered to Omega its Subordinated Note in the face amount of $1,700,000 (the “2000 Note”).
     C. Also pursuant to the 2000 Agreement, STERLING ACQUISITION CORP., a Kentucky corporation (“Lessor”), which is a wholly owned subsidiary of Omega, and DIVERSICARE LEASING CORPORATION, a Tennessee corporation (“Lessee”), which is a wholly owned subsidiary of Advocat, entered into that certain Consolidated Amended and Restated Master Lease dated as of November 8, 2000, but effective as of October 1, 2000, which has subsequently been amended by a First Amendment to Consolidated Amended and Restated Master Lease dated as of September 30, 2001 and a Second Amendment to Consolidated Amended and Restated Master Lease dated as of June 15, 2005 (as amended, the “Master Lease”).
     E. The parties desire to further restructure their relationship, including (i) the surrender for cancellation by Omega of the Series B Preferred Stock and the 2000 Note, (ii) the issuance to Omega by Advocat of shares of new Series C Preferred Stock Stock having the powers, preferences and rights as provided in the Certificate of Designation of Advocat (“Designation”) as attached hereto as Exhibit A, (iii) the delivery to Omega by Advocat of a new subordinated promissory note substantially in the form attached as Exhibit B (the “New Note”), and (iv) the amendment of the Master Lease by Lessor and Lessee to increase the rent payable under, and extend the term of, the Master Lease, all as set forth in this Agreement.
     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Advocat and Omega agree as follows:
     1. Restructuring Transactions.
     1.1 Surrender of Series B Preferred Stock. Omega hereby surrenders to Advocat for cancellation the Series B Preferred Stock. On or before the date of this Agreement, Advocat shall pay accrued and unpaid dividends for the period of July 1, 2006 thru September 30, 2006. Except as set forth in the preceding sentence, upon the surrender of the Series B Preferred Stock, Omega releases Advocat from any obligation to pay any accrued but unpaid dividends with respect to the Series B Preferred Stock. Advocat shall promptly cancel the Series B Preferred Stock.
     1.2 Cancellation of 2000 Note. Omega hereby surrenders to Advocat for cancellation the 2000 Note. On or before the date of this Agreement, Advocat shall pay accrued and unpaid interest on the 2000 Note for the period of July 1, 2006 thru September 30, 2006. Except as set forth in the preceding sentence, Omega hereby releases Advocat from any obligation to pay any outstanding Principal or accrued interest with respect to the 2000 Note.
     1.3 Issuance of New Shares. Advocat hereby issues to Omega and Omega accepts from Advocat, subject to the terms and conditions hereof, five thousand (5,000) shares of Advocat Series C Preferred Stock (the “New Shares”). Advocat shall deliver to Omega concurrently with the execution and delivery of this Agreement a stock certificate evidencing its ownership of the New Shares and bearing a restrictive legend stating substantially the following:
The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended. Such shares have been acquired for investment and may not be offered for sale, sold, delivered after sale, transferred, pledged or hypothecated in the absence of an effective registration statement covering such shares under the Securities Act or an opinion of counsel satisfactory to the company that such registration is not required.
     1.4 Delivery of New Note. Advocat hereby delivers to Omega the New Note.
     1.5 Amendment of Master Lease. Omega hereby agrees to cause Lessor, and Advocat hereby agrees to cause Lessee, to deliver concurrently with the execution of this Agreement the Third Amendment to Consolidated Amended and Restated Master Lease substantially in the form of Exhibit C to this Agreement.
     2. Termination of Registration Rights Agreement. Omega and Advocat hereby terminate the Registration Rights Agreement dated as of November 8, 2000.
     3. Representations and Warranties of Advocat. Advocat hereby represents and warrants to Omega as of the date of this Agreement as follows:
     3.1 Advocat is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted.
     3.2 Advocat has the full right, power and authority to execute, deliver and carry out the terms of this Agreement and all documents and agreements necessary to give effect to the provisions of this Agreement and to consummate the transactions contemplated hereby.
     3.3 The execution, delivery and consummation of this Agreement have been duly and properly authorized by all necessary action on the part of Advocat. The Board of Directors of Advocat has duly and validly approved and taken all corporate action required to be taken by the Board of Directors for the consummation of the transactions contemplated by this Agreement including, but not limited to, all actions required to render the provisions of Section 203 of the Delaware General Corporation Act restricting business combinations with “interested shareholders” inapplicable to such transactions and to provide that none of Omega or any of its affiliates shall become an “interested shareholder” upon the execution and delivery of this Agreement or the acquisition of New Shares pursuant to this Agreement.
     3.4 This Agreement, upon due execution and delivery thereof, will constitute the valid and binding obligation of Advocat, enforceable in accordance with its terms.
     3.5 Upon the issuance of the New Shares, such New Shares will be duly authorized, validly issued, fully paid and nonassessable.
     3.6 The execution and delivery of this Agreement, the consummation of the transactions contemplated by this Agreement and the compliance with the terms of this Agreement do not and will not:
     (a) conflict with or result in any breach of any provision of any agreement or other instrument to which Advocat is a party or by which it or any of its property may be bound, or conflict with or result in any breach of any provision of Advocat’s Charter, as amended by the attached Designation, Bylaws or the Amended and Restated Rights Agreement dated as of December 7, 1998 by and between Advocat and SunTrust Bank, as amended (the “Rights Plan”);
     (b) conflict with, result in a breach of any provision of, constitute (with or without due notice or lapse of time or both) a default under, result in the modification or cancellation of, result in any increase in the obligations of Advocat or any of its subsidiaries under, or give rise to any right of termination or acceleration in respect of, any contract, agreement, commitment, understanding, arrangement or restriction of any kind to which Advocat is a party or to which Advocat or any of its property is subject;
     (c) result in the creation of any Lien (as defined in Section 10.7 below) upon, or any Person (as defined in Section 10.7 below) obtaining the right to acquire, any of the New Shares, any equity interest in Advocat or any of Advocat’s assets;
     (d) violate or conflict with any law, ordinance, code, rule, regulation, decree, order or ruling of any court or Governmental Entity (as defined in Section 10.7 below), to which Advocat or any of its assets is subject;

     (e) require any authorization, consent, order, permit or approval of, or notice to, or filing, registration or qualification with, any governmental, administrative or judicial authority (“Consent”), other than (1) the filing of the Designation with the Delaware Secretary of State and (2) the filing of a Form D with the Securities and Exchange Commission; or
     (f) require any Consent of any Person to the execution, delivery or performance of this Agreement or to the consummation of the transactions contemplated hereby, including (but not limited to) Consents from parties to leases or other agreements or commitments, other than Consents obtained by Advocat.
     3.7 The authorized capital stock of Advocat consists of 20,000,000 shares of common stock, $0.01 par value, and 1,000,000 shares of preferred stock, $0.10 par value of which 200,000 shares have been designated Series A Junior Participating Preferred Stock of which none are issued and outstanding, 600,000 shares have been designated Series B Convertible Preferred Stock, 393,658 shares of which were held prior to the date of this Agreement by Omega, and five thousand (5,000) shares have been designated Series C Preferred Stock of which none are issued and outstanding immediately prior to the issuance of the New Shares. After giving effect to the consummation of the transactions (i.e., the Closing) contemplated by this Agreement, the only shares of capital stock issued and outstanding, reserved for issuance or committed to be issued will be:
     (a) 5,835,287 fully paid and non-assessable shares of Common Stock, duly issued and outstanding;
     (b) 200,000 shares of Series A Junior Preferred Stock reserved for issuance pursuant to the Rights Plan;
     (c) Five thousand (5,000) shares of Series C Preferred Stock, duly issued and outstanding and owned of record and beneficially by Omega;
     (d) 405,500 shares of Common Stock reserved for issuance upon the exercise of outstanding options; and
     (e) 368,100 shares of Common Stock reserved for issuance pursuant to the Advocat Inc. 2005 Long-Term Incentive Plan.
There are no declared but unpaid dividends or undeclared dividend arrearages on any shares of capital stock of Advocat other than undeclared dividend arrearages with respect to the Series B Preferred Stock, which obligation shall terminate upon the surrender of the Series B Preferred Stock. Except for the Series B Preferred Stock which is cancelled pursuant to this Agreement and the securities for which shares of Common Stock have been reserved under (d) and (e) above, there are no outstanding convertible securities of Advocat.
     4. Representations and Warranties of Omega. Omega hereby represents and warrants to Advocat as follows:

     4.1 Omega is an “accredited investor” as defined in the Securities Act of 1933, as amended (the “Securities Act”), and rules and regulations promulgated thereunder.
     4.2 The New Shares are being acquired by Omega solely for its own account for investment, with no present intention of making or participating in a distribution thereof within the meaning of the Securities Act. None of the New Shares will be sold or transferred by Omega in violation of the Securities Act, any state securities law or any other applicable securities legislation and the financial condition of Omega is such that Omega can bear the risk of this investment indefinitely.
     4.3 Omega is aware that the New Shares have not been registered under the Securities Act or any state securities law or any other applicable securities legislation, that the New Shares must be held indefinitely unless they are subsequently registered or an exemption from such registration is available and that Advocat is under no obligation to register the New Shares under the Securities Act, any state securities law, or any other applicable securities legislation. Omega is aware that an exemption from the registration requirements of the Securities Act pursuant to Rule 144 thereunder is not presently available; that Advocat has not covenanted to make available an exemption from the registration requirements pursuant to such Rule 144 or any successor rule for resale of the New Shares; and that even if an exemption under Rule 144 were available, the Rule generally permits only routine public market sales of securities in limited amounts in accordance with the terms and conditions of such Rule.
     4.4 Omega confirms that Advocat has made available to Omega, or its representatives, the opportunity to ask questions of Advocat’s officers and directors and to acquire such additional information about the business and financial condition of Advocat as Omega has requested, which additional information has been received.
     4.5 Omega confirms that no representations or warranties have been made by Advocat other than as set forth or confirmed in this Agreement, and in the documents and agreements which evidence or secure the transactions contemplated by the Transaction Documents (as defined in Section 10.7 below).
     5. Indemnification.
     5.1 Advocat agrees to indemnify and hold Omega, and its successors and assigns, harmless from and against any and all liabilities, losses, damages, injuries, liabilities, claims, deficiencies, judgments, fines, costs and expenses, including reasonable counsel fees (“Losses”), suffered, incurred or sustained by Omega or its successors or assigns that result from, relate to, or arise out of:
     (a) any breach of any representation or warranty or nonfulfillment of any agreement or covenant on the part of Advocat under this Agreement; or
     (b) any action, suit, claim or proceeding incident to any of the foregoing or to the enforcement of this Section 5.

     5.2 (a) If any third party shall notify Omega with respect to any matter (a “Third Party Claim”) which may give rise to a claim for indemnification against Advocat (the “Indemnifying Party”) under this Section, then Omega shall promptly notify Advocat of such Third Party Claim in writing; provided, however, that no delay on the part of Omega in notifying Advocat shall relieve Advocat from any obligation under this Section unless (and then solely to the extent) Advocat is prejudiced by such delay.
     (b) Advocat will have the right to assume the defense of the Third Party Claim with counsel reasonably acceptable to Omega at any time within fifteen (15) days after Omega has given notice of the Third Party Claim; provided, however, that Advocat must conduct the defense of the Third Party Claim actively and diligently to preserve its rights to assume the defense of the Third Party Claim; and provided further that Omega may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim.
     (c) So long as Advocat has assumed and is conducting the defense of the Third Party Claim in accordance with Section 5.2(b) above, Advocat will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of Omega (not to be withheld unreasonably) unless the judgment or proposed settlement involves only the payment of money damages by Advocat and does not impose an injunction or other equitable relief upon Omega.
     (d) If Advocat does not assume or conduct the defense of the Third Party Claim in accordance with Section 5.2(b) above, however, (i) Omega may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it reasonably may deem appropriate (and Omega need not consult with, or obtain any consent from, Advocat in connection with any such defense, consent or settlement), and (ii) Advocat will remain responsible for any Losses Omega may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this Section 5.
     6. Financial Statements and Other Information. If, at any time while Omega holds any of the New Shares, Advocat ceases to have registered any of its securities pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “34 Act”), or to timely file all reports required to be filed by Advocat under the 34 Act, Advocat will deliver to Omega, as applicable:
     (a) Audited Annual Financial Statements. As soon as practicable after the end of each fiscal year of Advocat, and in any event within ninety (90) days thereafter, a consolidated audited balance sheet of Advocat and its subsidiaries (if any), as of the end of such year, and consolidated audited statements of income, changes in retained earnings and changes in cash flows of Advocat and its subsidiaries (if any), for such fiscal year, prepared in accordance with GAAP and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and, in the case of the consolidated statements, certified by independent public accountants selected by Advocat and reasonably acceptable to Omega; and

     (b) Unaudited Quarterly Financial Statements. As soon as practicable after the end of each fiscal quarter of each fiscal year and, in any event within forty-five (45) days thereafter, consolidated unaudited balance sheets of Advocat and its subsidiaries (if any) as of the end of such period, and consolidated unaudited statements of income and changes in cash flows of Advocat and its subsidiaries (if any) for such period and for the current fiscal year to date, prepared in accordance with GAAP and setting forth in comparative form the figures for the corresponding periods of the previous fiscal year, subject to changes resulting from normal year-end audit adjustments and the absence of footnotes, all in reasonable detail and certified by the principal financial officer of the Company.
     7. Redemption Right upon Default. Upon the occurrence of an Event of Default (as defined in Section 10.7 below) and while it continues, Omega shall have the option, in addition to all other rights and remedies available to it, to cause Advocat to redeem all or any part of the New Shares pursuant to Section 11 of the Designation.
     8. AmSouth Consent. Omega hereby acknowledges the AmSouth Consent, a copy of which is attached hereto, and hereby agrees that Omega will not deem it to be an Event of Default (as defined in Section 10.7 below) if Advocat does not pay dividends on the Series C Preferred Stock because Advocat is prohibited from paying such dividends as provided in the AmSouth Consent; provided such failure to pay dividends does not continue for more than two consecutive quarters.
     9. Further Assurances and Information.
     9.1 If, subsequent to the date of this Agreement, the Federal government issues or passes rules, regulations or laws which would cause Omega to lose, or be at a material risk of losing, its status as a Real Estate Investment Trust under the Internal Revenue Code of 1986, as amended, as a result of Omega holding the New Shares, and if Omega’s attorneys or accountants recommend a restructuring of the relationship between Omega and Advocat as set forth in this Agreement, then so long as the proposed restructuring does not place Advocat in a materially worse position relative to its position under the current structure of the relationship, Advocat shall use its commercially reasonable efforts to promptly take, or promptly cause to be taken, all actions and to execute all documents that are reasonably requested by Omega to restructure the relationship.
     9.2 Within ten (10) days of the receipt of a written request from Omega, Advocat shall provide to Omega reasonable access to Advocat’s books and records for the purpose of estimating the aggregate fair market value of Advocat’s outstanding “securities” (as that term is defined in Investment Company Act of 1940) as of the date of the request.

     10. Miscellaneous.
     10.1 The representations, warranties and agreements contained herein shall survive the execution and delivery of this Agreement and the purchase of the New Shares.
     10.2 This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective permitted successors and assigns. This Agreement may not be assigned, by operation of law or otherwise, without the prior written consent of the non-assigning party; provided, however, that Omega and any subsequent holder of the New Shares may assign the rights granted pursuant to Sections 5 and 6 of this Agreement to any subsequent holder of the New Shares.
     10.3 This Agreement and the documents which evidence or secure the transactions contemplated by this Agreement constitute the entire agreement of the parties relating to the subject matter hereof and there are no terms other than those contained herein. This Agreement may not be modified or amended except in a writing signed by the parties hereto.
     10.4 This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to its conflicts of law provisions.
     10.5 This Agreement may be executed in counterparts, which together shall constitute one and the same agreement.
     10.6 Notices. Any notice, request or other communication to be given by any party hereunder shall be in writing and shall be sent by registered or certified mail, postage prepaid, by overnight delivery with a commercial overnight carrier, with written verification of receipt or by hand delivery or facsimile transmission to the following address:

To Advocat:	Advocat, Inc.
1621 Galleria Boulevard
Brentwood, TN 37027
Attn: Chief Financial Officer
Telephone No.: (615) 771-7575
Facsimile No.: (615) 771-7409

With copy to	Harwell Howard Hyne Gabbert & Manner, P.C.
(which shall not	315 Deaderick Street, Suite 1800
constitute notice):	Nashville, TN 37238
Attn: John N. Popham, IV
Telephone No.: (615) 256-0500
Facsimile No.: (615) 251-1057

To Omega:	Omega Healthcare Investors, Inc.
9690 Deereco Road, Suite 100
Timonium, MD 21093

Attn.: Daniel J. Booth
Telephone No.: (410) 427-1700
Facsimile No.: (410) 427-8800

And with copy to	Doran Derwent, PLLC
(which shall not	125 Ottawa Ave., N.W., Suite 420
constitute notice):	Grand Rapids, Michigan 49503
Attn: Mark E. Derwent
Telephone No.: (616) 233-9720
Facsimile No.: (616) 451-8697
or to such other address as either party may hereafter designate. Notice shall be deemed to have been given on the date of delivery if such delivery is made on a business day, or if not, on the first business day after delivery. If delivery is refused, notice shall be deemed to have been given on the date delivery was first attempted. Notice sent by facsimile transmission shall be deemed given upon confirmation that such notice was received at the number specified above or in a notice to the sender.
     10.7 As used in this Agreement, the following terms shall have the following meanings:
     “Event of Default” means (i) if Advocat fails to observe or perform or cause to be observed or performed any term, covenant or condition of this Agreement and such failure is not cured within a period of thirty (30) days after notice thereof from Omega, (ii) a representation or warranty of Advocat made in this Agreement is untrue when made in any material respect, Omega is materially and adversely affected thereby, and Advocat fails within thirty (30) days after Notice from Omega thereof to cure such condition by terminating such adverse effect and making Omega whole for any damages suffered therefrom, or, if with due diligence such cure cannot be effected within thirty (30) days, if Advocat has failed to commence to cure the same within the thirty (30) days or failed thereafter to proceed promptly and with due diligence to cure such condition and complete such cure, (iii) an Event of Default under any of the Transaction Documents which is not cured within the applicable cure period, (iv) if Advocat fails to observe or perform any term, covenant or condition of the New Shares other than the payment of a dividend as provided in the following item and such failure is not cured within a period of thirty (30) days after notice thereof from Omega; and (v) if Advocat fails to pay when due any dividend on the New Shares and such failure is not cured within a period of five (5) days after notice thereof from Omega provided that Advocat shall be entitled to such notice and may avail itself of such cure period no more than two (2) times in any calendar year.
     “Governmental Entity” means any Federal, state, local or foreign government or any court of competent jurisdiction, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign.

     “Lien” or “Liens” means any pledge, lien (including, without limitation, any tax lien), charge, claim, community property interest, condition, equitable interest, encumbrance, security interest, mortgage, option, restriction on transfer (including without limitation any buy-sell agreement or right of first refusal or offer), forfeiture, penalty, equity or other right of another Person of every nature and description whatsoever.
     “Person” means any individual, legal entity, business enterprise, or government, governmental body or unit, including any corporation, partnership, limited partnership, or limited liability company.
     “Transaction Documents” means this Agreement, the Master Lease, the New Note, the New Shares, all documents which evidence or secure the transactions contemplated by this Agreement, the Master Lease, the New Note, the New Shares and all guaranties, security agreements, cross default agreements and other documents granted concurrently herewith, and granted previously or from time to time hereafter by Advocat to Omega, or any of Omega’s affiliates.
Signatures on following page.

     In witness whereof the parties have executed this Restructuring Stock Issuance and Subscription Agreement as of the date first set forth above.

ADVOCAT INC.

By:	/s/ William R. Council, III
Name:	William R. Council, III
Title:	President and CEO

OMEGA HEALTHCARE INVESTORS, INC.

By:	/s/ Taylor Picket

Name:	Taylor Picket
Title:	Chief Executive Officer
Exhibits and Schedules:

Exhibit A	Designation
Exhibit B	New Note
Exhibit C	Third Amendment to Consolidated Amended and Restated Master Lease